UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

WILLIS TOWERS WATSON PUBLIC LIMITED

COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited,

51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

(011) 44-20-3124-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other events.

On March 9, 2016, the outstanding indentures for Willis North America, Inc., Trinity Acquisition plc (f/k/a Trinity Acquisition Limited) and Willis Towers Watson public limited company (the “Company”) were amended and supplemented by certain supplemental indentures thereto (together, the “Supplemental Indentures”) adding two subsidiaries of the Company, Willis Towers Watson Sub Holdings Limited and WTW Bermuda Holdings Limited, as guarantors of the outstanding senior notes issued thereunder.

The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to such Supplemental Indentures, which have been filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Seventh Supplemental Indenture, dated as of March 9, 2016 to the Indenture, dated as of July 1, 2005.

4.2	Second Supplemental Indenture, dated as of March 9, 2016 to the Indenture, dated as of March 17, 2011.

4.3	Second Supplemental Indenture, dated as of March 9, 2016 to the Indenture, dated as of August 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(Registrant)

Date: March 9, 2016	By: /s/ Matthew S. Furman

Name: Matthew S. Furman
Title: General Counsel

Exhibit Number	Description
4.1	Seventh Supplemental Indenture, dated as of March 9, 2016 to the Indenture, dated as of July 1, 2005.

4.2	Second Supplemental Indenture, dated as of March 9, 2016 to the Indenture, dated as of March 17, 2011.

4.3	Second Supplemental Indenture, dated as of March 9, 2016 to the Indenture, dated as of August 15, 2013.